SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): November 15, 2004

KAISER ALUMINUM & CHEMICAL
CORPORATION

(Exact name of Registrant as Specified in its Charter)

Delaware (State of incorporation)	1-3605 (Commission File Number)	94-0928288 (I.R.S. Employer Identification Number)

5847 San Felipe, Suite 2500 Houston, Texas (Address of Principal Executive Offices)	77057-3268 (Zip Code)

(713) 267-3777
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On November 16, 2004, Kaiser Aluminum & Chemical Corporation (the “Company”) issued a press release announcing that two of its subsidiaries (Kaiser Alumina Australia Corporation (“KAAC”) and Kaiser Finance Corporation (“KFC”)) had filed a Joint Plan of Liquidation (the “KAAC/KFC Plan”) and a related disclosure statement (the “Disclosure Statement”) with the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”). Copies of the KAAC/KFC Plan and the Disclosure Statement are attached hereto as Exhibits 99.1 and 99.2, respectively, and are incorporated herein by reference. A copy of the press release announcing the filing of the KAAC/KFC Plan and the Disclosure Statement is attached hereto as Exhibit 99.3 and is incorporated herein by reference.

Bankruptcy law does not permit solicitation of acceptances of the KAAC/KFC Plan until the Bankruptcy Court approves the applicable Disclosure Statement relating to the KAAC/KFC Plan. Accordingly, this announcement is not intended to be, nor should it be construed as, a solicitation for a vote on the KAAC/KFC Plan. The KAAC/KFC Plan will become effective if and when it receives the requisite stakeholder approval and is confirmed by the Bankruptcy Court. The Company refers to the limitations and qualifications included in the Disclosure Statement. In addition, the Company notes that all information contained in the Disclosure Statement is subject to change, whether as a result of amendments to the KAAC/KFC Plan, as a result of the actions of third parties or otherwise.

Item 9.01 Financial Statements and Exhibits

     ( c ) Exhibits

*	99.1 Joint Plan of Liquidation for Kaiser Alumina Australia Corporation and Kaiser Finance Corporation

*	99.2 Disclosure Statement Pursuant to Section 1125 of the Bankruptcy Code With Respect to the Joint Plan of Liquidation for Kaiser Alumina Australia Corporation and Kaiser Finance Corporation

*	99.3 Press Release dated November 16, 2004

*	Included with this filing.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KAISER ALUMINUM & CHEMICAL CORPORATION (Registrant)
	By:	/s/ Daniel D. Maddox
Dated: November 16, 2004		Daniel D. Maddox
Vice President and Controller

EXHIBIT INDEX

Exhibit
Number	Description
Exhibit 99.1	Joint Plan of Liquidation for Kaiser Alumina Australia Corporation and Kaiser Finance Corporation*
Exhibit 99.2	Disclosure Statement Pursuant to Section 1125 of the Bankruptcy Code With Respect to the Joint Plan of Liquidation for Kaiser Alumina Australia Corporation and Kaiser Finance Corporation*
Exhibit 99.3	Press Release dated November 16, 2004*

*	Included with this filing.